UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2013

TRINERGY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-54547
(Commission File No.)

45-3743269
(IRS Employer ID No.)

4000 MacArthur Blvd, 9th Floor, Newport Beach, CA 92660
Address of Principal Executive Offices
Zip Code

125-E Wappoo Creek Drive, Suite 202A, Charleston, South Carolina 29412
Former Address of Principal Executive
Offices Zip Code

888-4~~0~~5-TRI~~0~~
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2013, the majority shareholder, World Venture Group, Inc., resolved, pursuant to Section 1.11 of the Bylaws of the corporation, to appoint P. Desmond Brunton (Chairman of the Board), D. Geno Brunton, Jeff Einhardt, Amy Roy-Haeger, Srinath Bramadesam, Lee Cunningham and Matthew Dekutoski to the Board of Directors. See Exhibit 10.1; the "Consent in Lieu". As a result, Jeremy Morgan, Jon Dyer and Mark Rynearson were removed from the Board of Directors as allowed for under Article II, Section 2.2.3 of the Corporation's Bylaws, which are hereby incorporated by reference through past disclosures and filings.

On January 30, 2013, the Board of Directors took action without a meeting pursuant to Article II, Section 2.8 of the Bylaws. See Exhibit 10.2 (the "Resolutions"). The Board of Directors approved the amendment its articles of incorporation to change the name of the Corporation from "PyroTec, Inc." to "Trinergy Global, Inc.", see Exhibit 10.3 (the "Amended Articles"), and to retire issued and outstanding common and/or preferred stock in the Corporation named "PyroTec, Inc." and reissue such certificates in the same amount of common or preferred stock in the Corporation in the name of "Trinergy Global, Inc." Relevant to the disclosures under Item 1.01 herein is the approval and ratification of the Merger, Acquisition and Financing Agreement via Stock Exchange dated January 11, 2013, and amended as of January 30, 2013, between the Corporation and Energy Worx, Inc., a Texas corporation ("Energy Worx"). See Exhibit 10.4 (the "Swap Agreement").

Under the terms of the Swap Agreement, Energy Worx agreed to convey to Trinergy title to all 500,000 shares of authorized, issued and outstanding common stock of Energy Worx. Energy Worx represented and warranted that there are no additional shares authorized, issued or outstanding over and above the 500,000 shares subject to the Swap Agreement. Unless otherwise stated, the EW stock being conveyed is collectively referred to as the "EW Shares". In consideration of the assumption of the EW Shares, the Corporation agreed to convey to Energy Worx's shareholders 500,000 shares of common stock of the Corporation restricted under the rules promulgated by the Securities Act of 1933 and restricted from transfer and/or conveyance under the terms of the Option Agreement attached as Appendix B to the Swap Agreement. The shareholders receiving the Corporation's stock under the Swap Agreement are not related parties to the Corporation or any of its shareholders. The Corporation agreed to exercise its best efforts in conjunction with Energy Worx and those individuals receiving shares of common stock in the Corporation under the Swap Agreement in conducting a seller's stock offering of the Trinergy Shares at $10.00/share after Trinergy's registration of the Trinergy Shares under its Form S-1 Registration Statement. The valuation of the EW Shares and Trinergy Shares are based upon projected valuation of the Trinergy Shares, and the projected earnings and actual asset base of EW and its assigns and affiliates.

As of the date of this Form 8-K, the Corporation and Energy Worx are in the process of obtaining the appropriate signatures on the stock certificates being exchanged under the Swap Agreement. Once the appropriate signatures are obtained and the fully executed certificates are in the possession of the parties, the Corporation will file an amended Form 8-K making additional disclosures under Item 2.01.

ITEM 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors terminated any and all licensing agreements with Resource Recycling Limited, Inc. ("RRLI"), as set forth in past disclosures, for lack of funding and change in business purpose. The licensing agreements were terminated consistent with the provisions agreed to by the parties therein.

ITEM 2.01      COMPLETION OF ACQUISTION OF OR DISPOSITION OF ASSETS

See Item 1.01, above.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01, above. In further response, the Corporation sold the following equity securities:

Jeffery Hughes	125,000 shares of restricted stock subject to the Corporation's option rights
Coley Wood	125,000 shares of restricted stock subject to the Corporation's option rights
Nick Woodall	125,000 shares of restricted stock subject to the Corporation's option rights
Tony Beilman	125,000 shares of restricted stock subject to the Corporation's option rights

The consideration received by the Corporation was 500,000 shares of common stock in Energy Worx. These shares constitute all authorized, issued and outstanding shares of common stock of Energy Worx. The Board of Directors has approved for issuance the following shares of restricted common stock in consideration of services provided for the benefit of the Corporation, or in the case of the JAD Trust, for satisfying certain expenses and financial obligations of the Corporation:

P. Desmond Brunton	1,000,000
Amy Roy-Haeger	940,000
The JAD Trust	500,000
Sri Bramedesam	100,000
L. Cunningham	100,000
M. Dekutoski	100,000
J. Morgan	100,000

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Consent in Lieu, the new directors on the Board of Directors are as follows:

A. D. Geno Brunton (Director and President/Chief Executive Officer)

Mr. Geno Brunton is a multifaceted executive with more than 20 years of progressively responsible experience that has led multiple companies through start-up, survival, turnaround and growth modes. With twenty years of integrated experience in Mergers & Acquisitions, Strategic Alliances & Partnerships, Business Development, Corporate Growth Strategies, Financial and Business Deployment Strategies, he has helped guide several companies in systematic, strategic expansion and revenue growth. He has invested in, financed and bought many companies including founding several that are now members of The Brunton Corporation ("BrunCorp").

Mr. Brunton has spent the last 2 decades as a high level executive, including posts as chief executive officer and chief operating officer in a variety of industries, such as financing in consumer products, media & entertainment (film & television); oil & gas and alternative energy and financing services. His understanding of both domestic and international business and corporate models encompasses the finance sector, energy and government markets.

Although Mr. Brunton is also a devout proponent of alternative energy; Trinergy started operations investing substantially in oil and natural gas sectors, and has been in the sales and marketing / distribution of oil and gas products such as gasoline, diesel, jet fuel and crude oil to areas of the world such as the main ports of Houston and Rotterdam with distribution to major cities in the US, South America, Africa and Asia from supply points such as Russia (Novorossiysk) pioneered several efforts for the plight of alternative energy sources and devices for mainstream consumer markets. He founded Trinergy Corporation in 1990.

Early in his career he founded MediaGroupTM [www.mediagrp.us] which grew over fifteen years to acquire divisions, The BCC Group [www.thebccgroup.net], BrunCorp Entertainment [www.bruncorpentertainment.com] and iTV Media Networks [www.iboxtv.tv]. BrunCorp Entertainment ventured into the motion picture industry and began funding and executive producing feature films. Mr. Brunton's tenure in the Motion Picture and Television industry started just over nineteen years on feature length and television productions and lead him to creating SilverScreen Filmed Entertainment Corporation [www.silverscreenfilms.net] in 1997 - a BrunCorp Entertainment company, privately financing feature film projects for several Hollywood studios. In 1999 he founded The BCC Group and started to build and develop the formidable news syndicate the company has become today. Mr. Brunton has lead Emmy award winning production and news teams, such as L.A. based Business World News, which he then took onto CNBC and eventually international syndication. BCC Advertising, BCC Media, BCC Sports and BCC TV soon rounded out the company's operating divisions. The company's media activities has led it to lucrative deals with FOX Sports, NASCAR, the Indy League, the NFL, NBA, Verizon, Sprint and several other Fortune 500 companies.

B. Lee Cunningham (Director)

Mr. Cunningham is a seasoned operations executive with extensive experience in organizational management, strategic development, quality management, planning, project management and administration in both nonprofit and corporate settings. He has worked as a Consultant specializing in strategic planning, process innovation, problem solving and organizational development, having been given overall corporate responsibility for Process Engineering of all internal administrative operations and Supplier/Vendor operations.

Mr. Cunningham has a thirteen year history of advancement and achievement with this non-profit corporation that manages member benefits for the nation's largest professional employee association with more than 3.2 million members.

Mr. Cunningham's tenure as a visionary business analyst, strategist, planner and operations director with a 25-year corporate track record of achieving substantial savings while innovating systems to increase productivity, presents his position on the board of directors of Trinergy as a valuable one. His experience has seen him develop and maintain board trustee relationships and develop project and lead teams. These projects derive both financial and process results, solves problems, negotiate contracts, and act as organization spokesperson. An expert in designing and implementing successful programs that integrate internal needs with external demands. Mr. Cunningham has also managed personnel to support personal growth, enhance team accomplishments, and elevate morale. He has established programs and procedures that achieved 99.3% client acceptance across all products and services lines, for a large national US manufacturer and improved both process efficiency and employee morale.

Mr. Cunningham has an MPA in Business and Public Administration, University of Baltimore and a B.S. in Psychology, Morgan State University.

C. Jeff Einhardt (Director and Chief Operating Officer)

Jeff has spent his entire professional career working at all levels of the oil and gas business. Prior to forming his own exploration and development companies, Jeff was a Senior Vice President for Champ Oil Company with responsibility for acquisitions and operations in Oklahoma and Kentucky. Jeff's expertise ranges from field operations to asset evaluation, acquisition and development to refined product processing. Over the years Jeff has been responsible for several large acquisitions and the development of operations in the South Texas, East Texas, North Texas Barnett Shale, the Rocky Mountain Region, Alaska and South America. One of Jeff's larger transactions involved the acquisition of the major assets of TransTexas Gas in the South Texas area and the successful work over and re-disposition of those assets. One of Jeff's primary areas of expertise is identifying mismanaged or undercapitalized properties that can be acquired and enhanced by exposing proven non-producing reserves by re-entering wells, applying new recovery technology or drilling new infield locations. Other interests in the energy sector include the acquisition of strategically positioned energy related assets that have upside potential due to emerging market analysis and lack of key competition in a given area, this can include power generating facilities, refineries and oil and gas transportation infrastructure.

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As set forth in Item 1.01, Jon Dyer, Jeremy Morgan and Mark Rynearson were removed as Directors pursuant to the Resolutions and replaced with those individuals identified above. All prior officers of the Corporation were removed without cause under Article IV, Section 4.2 of the Corporation's Bylaws, and replaced with the following individuals:

A. D. Geno Brunton - President (See Above)

B. Jeff Einhardt - Vice President and Chief Operating Officer (See Above)

C. Amy Roy-Haeger - Treasurer and Vice President of Finance

Amy Roy-Haeger has over thirty years' experience in the field of sales and marketing, primarily in the areas of finance, investments, and mortgage finance and computer science. After graduation with honors in Computer Science in 1984 from Florida Institute of Technology, Amy started working for IBM Corporation as a sales representative where she was awarded the One Hundred Percent Club every year and won the Top Golden Circle Award before leaving in 1989. Ms. Roy-Haeger also obtained her MBA from University of Miami in 1987 while working at IBM Corporation.

Ms. Roy-Haeger then helped found and develop a computer sales and consulting company taking a start up to $20 million in sales. She then went into the computer sales and leasing business for several major companies from 1989 to 1993, when she then changed careers. She entered the financial services industry in 1993, where she recruited and trained over 100 agents in the financial services industry. She received many awards for top recruiting, production, and agency building. Amy became the CEO of La Renaissance des Groupement Financiers, Inc. In the past, Ms. Roy-Haeger has concentrated her time and efforts on providing financial, retirement and estate planning advice for individual clients, allied financial institutions, and corporations as well.

Ms. Roy-Haeger has been a frequent speaker from 1990 to 2009 educating corporations as well as individuals through seminar based applications on how to better understand the very complex and ever changing world of investing. These seminars focused on the relationship between taxation, asset protection and investment strategies. Since 2009, Ms. Roy-Haeger has worked in the structured finance industry for high net worth clients, private equity, and international project development as a senior Vice President with World Venture Capital, Inc. Amy has also expanded into the commodities business overseeing the trading department of Trinergy Corporation, an energy subsidiary of World Venture Capital, Inc.

Ms. Roy-Haeger coordinates the relationships between clients, business alliance partners and product providers within World Venture Capital, Inc. and Trinergy. The focus is on green energy technologies, commodities, and humanitarian projects. Amy has held licenses in the past for securities and mortgages and currently holds a life and health insurance license for estate planning.

D. Mark Rynearson - Secretary

Mark has a diverse forty year manufacturing background in multiple industries for multiple types of companies from privately held, publicly held, private equity, small and large with years of management experience with tier one automotive suppliers providing a clear perspective of a quality driven fast paced environment. With a solid foundation in multi plant operations leadership driving out cost using modern lean and Six Sigma methodology, Mark has launched multiple complex new products in a very detailed and structured approach.

With Mark's keen ability to change company cultures by building a highly motivated and skilled management team that is focused on a continuous improvement process (CIP), he has lead and played a significant role in acquisitions, mergers, start-ups, decommissioning, relocations / consolidations of plants or parts of plants some of the product lines were relocated to foreign countries, Mark currently owns his own consulting business R&R Consulting LLC out of Fort Smith, Arkansas and his current assignment is working with a fortune 500 company (Leggett and Platt) analyzing manufacturing processes and implementing cost reductions activities using lean methodologies. Prior to that he was the CEO for McCourt Manufacturing in Fort Smith, Arkansas from 2009 - 2011. Before that he owned his consulting business Manufacturing Integrated Resources LLC in Richmond, Virginia from 2008 - 2009. He partnered with Burns Consulting to industrialize and market approximately $50mm of products to fill underutilized plant capacities and expanding market penetration with patentable products.

Prior to that Mark was Vice President Manufacturing for Gehrig-United, Richmond, Virginia from 2006 - 2008. In 2007 he was promoted to Senior Vice President to prepare the company for a buyout, implement long term alliances with strategic suppliers. Prior to Gehrig he worked as a consultant with Quality Vision, Charleston, South Carolina from 2005 - 2006 working with Bosch fuel injection systems division. Before working at Bosch, Mark was Vice President - General Manager for Behr America in Charleston, South Carolina, and was responsible for the plants in Canton, South Dakota and Charleston, Couth Carolina from 2000 - 2004. He served on the Executive Committee responsible for all business decisions of a $0.8 billion truck and automotive Tier 1 manufacturing company with full P&L responsibilities for two manufacturing sites. Prior to that he was Plant Manager for Valeo in Greensburg, Indiana from 1998 - 2000. Before that he was Plant Manager at Hayes Wheels in Sedalia, Missouri from 1996 - 1998. Prior to that he was Assistant Plant Manager (Industrial Engineer, Manufacturing Engineering Manager, Purchasing Manager, Quality Manager, and Operations Manager) for Babson Brothers in Galesville, Wisconsin from 1984 - 1996. Mark has also been a board member for the Association for Manufacturing Excellence. He was the Mayor of the City of Galesville, Wisconsin and has a BS in Industrial Technology from the University of Wisconsin, Platteville with additional MBA credits from Winona State University.

The Board of Directors also established, pursuant to Article III, Section 3.1 of the Corporation's Bylaws, (a) the "Petroleum Energy Sector Advisory Board" with an emphasis on oil field services, well drilling, refineries and other "upstream," "midstream" and "downstream" services, and nominated D. Geno Brunton, Jeff Einhardt and Coley Wood as members, and (b) the "Alternative Energy Sector Advisory Board" made up of Jon Dyer, Amy Roy-Haeger, D. Geno Brunton, Mark Rynearson, Jeremy Morgan and Karl VanBecelaere. The Corporation shall file an Amended 8-K/A once these subcommittees are more formally structured and reporting to the Board of Directors.

ITEM 9.01.      EXHIBITS

Number      Description

9.1           January 21, 2013 Consent In Lieu of Shareholder Meeting

9.2           January 30, 2013 Resolutions of the Board of Directors

9.3           Amended Certificate of Certificate of Incorporation

9.4           January 30, 2013 First Amended Merger, Acquisition and Financing Agreement via Stock Exchange

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013

TRINERGY GLOBAL, INC.

/s/ D. Geno Brunton
D. Geno Brunton
President and Chief Executive Officer